Exhibit 99.1

Multi-Color Corporation Announces

Results for Fiscal 2005 First Quarter

CINCINNATI, OHIO, July 22, 2004 – Multi-Color Corporation (NASDAQ: LABL) announced financial results for the first quarter of FY2005 ended June 30, 2004. Those results included:

•	Net sales were $28.8 million, slightly below $29.1 million for the first quarter of FY2005.

•	Net income was $1.1 million, or $0.17 per diluted share. This is higher than the guidance provided June 28, 2004, of $0.13 to $0.16 per share and down from the $1.6 million, or $0.25 per diluted share in the year-earlier period. (Per share amounts reflect the Company’s 3-for-2 stock split effective November 30, 2003.)

The Company’s Packaging Services Segment, which represents approximately 15% of consolidated sales, posted strong revenue gains of 33% as compared to the first quarter of FY2004. The Decorating Solutions Segment, representing 85% of the Company’s sales had revenues 5% below last year for the quarter principally because of a delay in orders from a major customer. These lower revenues and operating inefficiencies at the Company’s Scottsburg, Ind. facility that developed after the consolidation of the Las Vegas shrink-sleeve operations resulted in lower earnings for the quarter compared to a year ago.

“Our first quarter presented us with several challenges, but ended on a positive note as we exceeded our previously issued earnings outlook for the quarter,” said Frank Gerace, President and CEO of Multi-Color Corporation. “We are overcoming the difficulties at our Scottsburg facility that we previously discussed in a release on June 28, 2004. We also encountered a postponement of orders from a major customer of approximately $1.2 million and expenses for compliance with Sarbanes-Oxley requirements of approximately $200,000 during the quarter. However, as the quarter progressed, we were able to make improvements aimed at optimal efficiency and productivity at our Scottsburg facility.”

Gerace emphasized that Multi-Color met or exceeded customer commitments during the first quarter of FY2005, and that the Company will be able to deliver even greater value to its customers when process improvements at Scottsburg are completed. Multi-Color continues to apply the principles of the Company’s lean manufacturing initiative, V2, throughout the Company to deliver long-term benefits by reducing waste and increasing productivity.

“Looking ahead, installation of a new gravure printing press at Scottsburg will be completed during the second quarter. The new press will give us greater flexibility and new opportunities for growth. Sales orders in our Decorating Solutions Division have improved 15% in recent weeks over the prior quarter and we expect to return to more normal sales growth rates if this trend continues,” Gerace added.

The Company’s growth strategy continues to include acquisitions in both business segments. To that end, the Company is aggressively pursuing several acquisitions and expects to complete one or more acquisitions by the end of the fiscal year.

Multi-Color continued to receive recognition during the quarter for its recent strong growth and profitability. The Company was named one of the Top 100 Fastest Growing Small Companies by Business Week, and won similar recognition from Fortune Small Business magazine in their 4th Annual FSB 100 list of America’s fastest growing small companies.

“We have faced the first-quarter challenges head-on, and are optimistic regarding the long-term prospects of the Company. Our goal at Multi-Color continues to be to drive growth and achieve even stronger margins in the periods ahead as we capture cost savings by becoming even more efficient,” Gerace concluded.

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FY2005 First Quarter Earnings Conference Call and Webcast

The Company will hold a conference call on July 23, 2004 at 11:00 a.m. (ET) to discuss the news release. For access to the conference call, please dial 1-800-884-5695 (code 54822788) by 10:45 a.m. (ET). A replay of the conference call will be available 1:00 p.m. (ET) on July 23, 2004 until midnight (ET) on July 30, 2004 by calling 1-888-286-8010 (code 74064038). In addition, the call will be broadcast over the Internet and can be accessed from a link on the Company’s home page at www.multicolorcorp.com. Listeners should go to the web site prior to the call to register and to download any necessary audio software.

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future action which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to integrate acquisitions; the success of its significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; availability, terms and development of capital; availability of raw materials; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, and other factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Multi-Color (http://www.multicolorcorp.com)

Cincinnati, Ohio based Multi-Color Corporation is a premier global resource of cost-effective and innovative decorating solutions and packaging services to consumer product and food and beverage companies, national retailers and container manufacturers worldwide. Multi-Color is the world’s largest producer of both in-mold labels (IMLs) and heat transfer labels (HTLs), and a major manufacturer of high-end pressure sensitive labels and shrink sleeves. The Company’s Packaging Services Division, Quick Pak, is a leading provider of promotional packaging, assembly and fulfillment services. Multi-Color has six manufacturing locations in the United States. Its products are shipped to more than 250 customers in the U.S., Canada, Mexico, Central and South America, and Asia.

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Multi-Color Corporation

Condensed Consolidated Statements of Income

(in 000’s except per share data) Unaudited

	Fiscal Year to Date and Three Months Ended
	June 30, 2004	June 30, 2003
Net Sales	$28,750	$29,107
Cost of Goods Sold	24,023	23,415

Gross Profit	4,727	5,692

Selling, General & Admin	2,667	2,514

Operating Income	2,060	3,178

Other Expense	68	157
Interest Expense	193	369

Income before taxes	1,799	2,652
Provision for taxes	684	1,024

Net Income	$1,115	$1,628

Basic Earnings Per Share	$0.18	$0.27
Diluted Earnings Per Share	$0.17	$0.25

Certain prior year amounts have been reclassified to conform with current year reporting.

	Selected Balance Sheet Information
	(in 000’s) Unaudited
	June 30, 2004	June 30, 2003
Current Assets	$25,322	$22,342
Total Assets	$72,575	$66,041
Current Liabilities	$14,158	$14,359
Total Liabilities	$38,304	$39,117
Stockholder’s Equity	$34,271	$26,924
Total Debt	$23,836	$26,637

For more information, please contact:

Dawn H. Bertsche

Chief Financial Officer

Multi-Color Corporation

(513) 345-1108